UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

    Date of Report (Date of earliest event reported): February 16, 2001


                              VISIONICS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-18856                 41-1545069
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)

                                5600 ROWLAND ROAD
                              MINNETONKA, MN 55343
                    (Address of principal executive offices)

                                 (952) 932-0888
                                 --------------
              (Registrant's telephone number, including area code)


                   FORMERLY KNOWN AS DIGITAL BIOMETRICS, INC.
              (Former name, former address and former fiscal year,
                         if changed since last report)

AMENDMENT NO. 1 TO FORM 8-K The Registrant hereby amends Item 7 of its Current Report dated February 27, 2001 on Form 8-K as set forth in the pages attached hereto.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       Visionics Corporation
                                                       By /s/Robert F. Gallagher
                                                       Robert F. Gallagher
                                                       Vice President & CFO
                                                       Dated: April 27, 2001

Item 7.

(a) The audited consolidated financial statements of Visionics Corporation and subsidiary as of September 30, 2000 and December 31, 1999 and 1998 and for each of the years then ended prior to the merger with Digital Biometrics, Inc. (DBI) are included herein. Visionics Corporation was merged into Digital Biometrics, Inc. on February 16, 2001 in a merger accounted for as a pooling of interest. Subsequent to the merger, the Digital Biometrics changed its name to Visionics Corporation.

     Independent Auditors' Report............................................ 3

     Independent Auditors' Report............................................ 4

     Consolidated Balance Sheets as of September 30, 2000,
     December 31, 1999 and 1998.............................................. 5

     Consolidated Statements of Operations for the years ended
     September 30, 2000, December 31, 1999 and 1998.......................... 6

     Consolidated Statements of Shareholders' Equity and Comprehensive
     Loss for the years ended September 30, 2000, December 31, 1999 and 1998................................................................ 7

     Consolidated Statements of Cash Flows for the years ended
     September 30, 2000, December 31, 1999 and 1998.......................... 8

     Notes to Consolidated Financial Statements............................. 10

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Visionics Corporation:


We have audited the accompanying consolidated balance sheet of Visionics Corporation and subsidiary as of September 30, 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visionics Corporation and subsidiary as of September 30, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                         /s/ KPMG LLP


Short Hills, New Jersey
November 22, 2000

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Visionics Corporation:


We have audited the accompanying consolidated balance sheets of Visionics Corporation and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visionics Corporation and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                       /s/  M.R. Weiser & Co. LLP


New York, New York
March 17, 2000

                      VISIONICS CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                       December 31
                                                            September 30      -----------------------------
                                  ASSETS                        2000              1999              1998
                                                            -----------       -----------       -----------
Current assets:
    Cash and cash equivalents                               $ 1,730,418       $ 3,126,605       $ 3,131,022
    Accounts receivable, less allowance for doubtful
        accounts of $26,800 at September 30, 2000               523,328           297,993           194,798
    Other current assets                                         53,985               765               143
    Deferred income taxes (note 7)                                   --            57,000                --
                                                            -----------       -----------       -----------
         Total current assets                                 2,307,731         3,482,363         3,325,963

Property and equipment, net (note 3)                            434,897           343,486           171,537
Capitalized software development costs, net (note 4)            839,430           548,702           156,374
Security deposits and other assets                               77,446            37,431            19,092
                                                            -----------       -----------       -----------
         Total assets                                       $ 3,659,504       $ 4,411,982       $ 3,672,966
                                                            ===========       ===========       ===========

           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Current installments of notes payable (note 5)          $    15,071       $        --       $        --
    Current installments of obligations under capital
        lease (note 10)                                           2,017                --                --
    Accounts payable and accrued expenses                       381,946            90,213            56,359
    Accrued payroll taxes                                        10,192            20,620            57,710
    Deferred revenue                                            314,024           211,111                --
    Income taxes payable                                             --            11,000                --
    Deferred income taxes (note 7)                                   --                --            55,000
                                                            -----------       -----------       -----------
         Total current liabilities                              723,250           332,944           169,069

Notes payable, excluding current installments (note 5)           28,334                --                --
Obligations under capital lease, excluding current
    installments (note 10)                                        3,540                --                --
Deferred income taxes (note 7)                                       --           219,000            62,000
Deferred revenue, excluding current portion                     511,976           638,889                --
                                                            -----------       -----------       -----------
         Total liabilities                                    1,267,100         1,190,833           231,069
                                                            -----------       -----------       -----------
Shareholders' equity (note 6)
Common stock, no par value, 20,000,000 shares
    authorized, 12,087,500, 12,035,000, and 12,000,000
    shares issued and outstanding at September 30,
    2000, and December 31, 1999 and 1998, respectively        3,675,810         3,636,435         3,630,060
Accumulated deficit                                          (1,283,205)         (415,228)         (188,163)
Accumulated other comprehensive loss                               (201)              (58)               --
                                                            -----------       -----------       -----------
Total shareholders' equity                                    2,392,404         3,221,149         3,441,897

Commitments and contingencies (notes 10 and 11)
                                                            -----------       -----------       -----------
         Total liabilities and shareholders' equity         $ 3,659,504       $ 4,411,982       $ 3,672,966
                                                            ===========       ===========       ===========

          See accompanying notes to consolidated financial statements.

                      VISIONICS CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              Years Ended
                                                            --------------------------------------------------
                                                                                         December 31,
                                                            September 30       -------------------------------
                                                                2000               1999               1998
                                                            ------------       ------------       ------------
Revenues (note 9):
    License                                                 $  1,760,056       $  1,472,729       $    980,592
    Services                                                     874,536          1,150,585            911,153
                                                            ------------       ------------       ------------
         Total revenues                                        2,634,592          2,623,314          1,891,745
                                                            ------------       ------------       ------------

Operating expenses:
    Cost of license                                              182,030             42,079             12,024
    Cost of services                                             476,273            259,128            451,071
    Research and development (note 4)                            330,367            459,015            259,000
    Selling, general and development                           3,130,290          2,185,987          1,761,742
                                                            ------------       ------------       ------------
         Total operating expenses                              4,118,960          2,946,209          2,483,837
                                                            ------------       ------------       ------------

Loss from operations                                          (1,484,368)          (322,895)          (592,092)
                                                            ------------       ------------       ------------

Other income (expense):
    Interest and dividend income                                 143,177            152,804            119,720
    Interest expense                                              (2,443)                --             (3,000)
    Loss on disposition of marketable investments                     --                 --           (188,511)
                                                            ------------       ------------       ------------
                                                                 140,734            152,804            (71,791)
                                                            ------------       ------------       ------------

Loss before income tax expense (benefit)                      (1,343,634)          (170,091)          (663,883)
Income tax expense (benefit) (note 7)                            (37,538)            56,974           (123,000)
                                                            ------------       ------------       ------------
         Net loss                                           $ (1,306,096)      $   (227,065)      $   (540,883)
                                                            ============       ============       ============

Net loss per common share, basic and diluted                $      (0.11)      $      (0.02)      $      (0.05)
                                                            ============       ============       ============

Weighted-average shares outstanding, basic and diluted        12,050,840         12,007,630         11,841,096
                                                            ============       ============       ============

          See accompanying notes to consolidated financial statements.

                      VISIONICS CORPORATION AND SUBSIDIARY

     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE LOSS

                                                                              RETAINED      ACCUMULATED
                                                     COMMON STOCK             EARNINGS        OTHER
                                                ----------------------      (ACCUMULATED   COMPREHENSIVE
                                                SHARES          AMOUNT        DEFICIT)         LOSS            TOTAL
                                              ----------     -----------    -----------     -----------     -----------
Balance at December 31, 1997                  10,000,000     $    27,472    $   352,720     $        --     $   380,192
Net loss                                              --              --       (540,883)             --        (540,883)
Sale of common stock (note 6)                  2,000,000       3,602,588             --              --       3,602,588
                                             -----------     -----------    -----------     -----------     -----------
Balance at December 31, 1998                  12,000,000       3,630,060       (188,163)             --       3,441,897

Net loss                                              --              --       (227,065)             --        (227,065)
Foreign currency translation adjustment               --              --             --             (58)            (58)
                                                                                                            -----------
Comprehensive loss                                                                                             (227,123)
Stock option exercise (note 6)                    35,000           6,375             --              --           6,375
                                             -----------     -----------    -----------     -----------     -----------
Balance at December 31, 1999                  12,035,000     $ 3,636,435    $  (415,228)    $       (58)    $ 3,221,149
                                             ===========     ===========    ===========     ===========     ===========

Balance at September 30, 1999                 12,007,500     $ 3,631,435    $    22,891     $        --     $ 3,654,326

Net loss                                              --              --     (1,306,096)             --      (1,306,096)
Foreign currency translation adjustment               --              --             --            (201)           (201)
                                                                                                            -----------
Comprehensive loss                                                                                           (1,306,297)
Stock option exercise (note 6)                    55,000          14,625             --              --          14,625
Common stock and stock options issued for         25,000          11,750             --              --          11,750
services (note 6)
Stock-based compensation expense (note 6)             --          18,000             --              --          18,000
                                             -----------     -----------    -----------     -----------     -----------
Balance at September 30, 2000                 12,087,500     $ 3,675,810    $(1,283,205)    $      (201)    $ 2,392,404
                                             ===========     ===========    ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                      VISIONICS CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

                                                                                              Years Ended
                                                                             -----------------------------------------------
                                                                                                       December 31,
                                                                            September 30,      -----------------------------
                                                                                2000              1999              1998
                                                                             -----------       -----------       -----------
Cash flows from operating activities:
    Net loss                                                                 $(1,306,096)      $  (227,065)      $  (540,883)
    Adjustments to reconcile net loss to net cash provided by (used in)
         operating activities:
         Depreciation and amortization                                           124,794            29,426            59,408
         Amortization of capitalized software                                     99,290            42,079            12,024
         Deferred income taxes                                                        --            45,000          (123,000)
         Stock-based compensation                                                 18,000                --                --
         Common stock and stock options issued for services                       11,750                --                --
         Loss on disposition of marketable investments                                --                --           188,511
         Allowance for doubtful accounts                                          26,800                --                --
         Changes in operating assets and liabilities:
              Accounts receivable                                               (156,074)         (103,195)          487,159
              Other current assets                                               (53,217)             (622)               83
              Security deposits and other assets                                 (40,015)          (18,339)               --
              Accounts payable and accrued expenses                              326,402            33,854           (65,085)
              Accrued payroll taxes                                               (2,200)          (37,090)            6,349
              Deferred revenue                                                   144,333           850,000                --
              Income taxes payable                                               (74,320)           11,000                --
                                                                             -----------       -----------       -----------
                  Net cash (used in) provided by operating activities           (880,553)          625,048            24,566
                                                                             -----------       -----------       -----------

Cash flows from investing activities:
     Purchase of property and equipment                                         (246,435)         (201,375)         (161,337)
     Capitalized software development costs                                     (492,798)         (434,407)         (140,223)
     Purchase of marketable investments                                               --                --        (3,744,760)
     Proceeds on disposition of marketable investments                                --                --         3,556,249
                                                                             -----------       -----------       -----------
                  Net cash used in investing activities                         (739,233)         (635,782)         (490,071)
                                                                             -----------       -----------       -----------

Cash flows from financing activities:
    Proceeds from notes payable                                                   49,142                --                --
    Repayment of notes payable                                                    (5,737)               --                --
    Payments under capital leases                                                 (1,692)               --                --
    Repayment of officers' loan balances                                              --                --           (30,000)
    Proceeds from sale of common stock                                                --                --         3,602,588
    Proceeds from exercise of stock options                                       14,625             6,375                --
                                                                             -----------       -----------       -----------
                  Net cash provided by financing activities                       56,338             6,375         3,572,588

    Effect of exchange rates on cash                                                (201)              (58)               --
                                                                             -----------       -----------       -----------
                  Net (decrease) increase in cash and cash equivalents        (1,563,649)           (4,417)        3,107,083

Cash and cash equivalents, at beginning of period                              3,294,067         3,131,022            23,939
                                                                             -----------       -----------       -----------
Cash and cash equivalents, at end of period                                  $ 1,730,418       $ 3,126,605       $ 3,131,022
                                                                             ===========       ===========       ===========

                      VISIONICS CORPORATION AND SUBSIDIARY

      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

                                                                                     Years Ended
                                                                         -------------------------------------
                                                                                             December 31,
                                                                         September 30    ---------------------
                                                                             2000          1999         1998
                                                                         ------------    --------      -------
Supplemental disclosure of cash flow information:
    Interest paid                                                           $ 2,443      $     --      $ 3,000
    Income taxes paid                                                        49,000            --           --
                                                                            =======      ========      =======

Supplemental disclosure of noncash investing and financing activities:
    Capital lease of equipment                                              $ 7,249      $     --      $    --
    Stock-based compensation                                                 18,000            --           --
    Common stock and stock options issued for services provided              11,750            --           --
                                                                            =======      ========      =======

          See accompanying notes to consolidated financial statements.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

(1)    DESCRIPTION OF THE BUSINESS

       Visionics Corporation is a developer of facial recognition technology which allows computers to rapidly and accurately recognize faces. The Company markets its products in the United States and Europe.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION.

              The accompanying consolidated financial statements include the accounts of Visionics Corporation and its wholly owned British subsidiary, Visionics Ltd., which commenced operations during 1999 (collectively referred to as the Company). All material intercompany accounts and transactions have been eliminated in consolidation.

              The Company has changed its fiscal accounting year end to September 30. The Company's unaudited results of operation for the three months ended December 31, 1999, included revenues of approximately $400,000 and net loss of approximately $440,000.

       (b)    USE OF ESTIMATES

              The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (c)    CONCENTRATIONS OF CREDIT RISK

              The Company maintains its cash balances in banks in New Jersey and California. Balances are insured up to FDIC limits of $100,000. At September 30, 2000, the Company had cash balances of approximately $1,331,000 in excess of such insurance.

              The Company's trade receivables are potentially subject to credit risk. The Company extends credit to its customers based upon an evaluation of the customers' financial condition and credit history. Although the Company generally does not require collateral, many sublicense agreements provide for nonrefundable prepayments of minimum amounts by the reseller. The Company has historically incurred minimum credit losses.

       (d)    CASH EQUIVALENTS

              Cash equivalents of $1,290,608, $2,953,360 and $2,565,487 at
              September 30, 2000 and December 31, 1999 and 1998, respectively, consist of commercial paper with an initial term of less than three months. The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less to be cash equivalents.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

       (e)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation of property and equipment is computed using the double-declining balance and straight-line methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life of the assets or the term of the lease.

                                                      ESTIMATED USEFUL LIVES
                                                             IN YEARS
                                                      ----------------------

                  Vehicles                                    5 years
                  Office furniture and equipment              7 years
                  Computer equipment                          5 years
                  Leasehold improvements                      5 years
                                                      ======================

              Expenditures for major renewals or betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

       (f)    CAPITALIZED SOFTWARE DEVELOPMENT COSTS

              Research and development costs consist principally of salaries and benefits paid to the Company's employees in the development of software products. The Company's policy is to expense all research and development costs as incurred until technological feasibility is established. Commencing with the establishment of technological feasibility and concluding at the time the product is ready for market, software development costs are capitalized. Technological feasibility is defined as being established when product design and a working model of the software product has been completed and tested. The cost of those products that have met the technological feasibility criteria have been capitalized. Annual amortization of capitalized software development costs is calculated as the greater of the amount computed using (a) the ratio of actual revenue from a product to the total of current and anticipated related revenues from the product or (b) the economic life of the product, estimated to be five years, on a straight-line basis.

       (g)    REVENUE RECOGNITION

              Revenues from software licenses are recognized when all of the following conditions have been satisfied: completion of a written license arrangement; delivery of the software with no significant post-delivery obligations of the Company; the fee is fixed or determinable; and payment is due within one year and collection is probable. Revenues from sublicense arrangements with resellers are recognized upon shipment of the software, if there are no significant post-delivery obligations, the reseller is creditworthy, and if the terms of arrangement are such that the payment terms are not subject to price adjustment, are non-cancelable and non-refundable. Revenue from sublicensing arrangements with significant Postcontract Customer

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

              Support (PCS) (in excess of one year), including enhancements and upgrades, where significant vendor specific objective evidence does not exist to allocate the fee to the software and PCS, are recognized along with the PCS ratably over the period during which PCS is expected to be provided. Revenues from consulting services are recognized as work is performed.

       (h)    INCOME TAXES

              Income taxes are calculated using the asset and liability method in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date. Deferred income tax assets and liabilities are primarily a result of (a) reporting taxable income on the cash basis of accounting while using full accrual accounting for financial statement purposes, (b) the result of differences in the timing of deductions for income tax and financial reporting purposes regarding capitalized software costs, and (c) net operating loss carryforwards. The Company is a calendar year taxpayer.

       (i)    FOREIGN CURRENCY TRANSLATION

              Assets and liabilities of the foreign subsidiary are translated at the exchange rate in effect at the balance sheet date. Revenues, costs, and expenses are translated using an average exchange rate. Gains and losses resulting from translation are accumulated as a separate component of accumulated other comprehensive loss in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations.

       (j)    STOCK-BASED COMPENSATION

              The Company applies the intrinsic-value method prescribed in APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES to account for the issuance of stock incentives to employees and directors. Pro forma disclosure of the net loss impact of applying the provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (FASB 123), and of recognizing stock compensation expense over the vesting period based on the fair value of all stock-based awards on the date of grant is presented in note 6.

       (k) BASIC NET INCOME (LOSS) PER COMMON SHARE AND DILUTED NET INCOME (LOSS) PER COMMON SHARE

              Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income per share gives effect to all dilutive potential common shares that were outstanding during the period.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

              Potential common shares are not included in the Company's calculation of the dilutive net loss per share in the applicable years presented, since their inclusion would be anti-dilutive. The Company's basic and diluted net loss per common share for the applicable years presented, therefore, are the same. At September 30, 2000, the Company had outstanding stock options which could potentially dilute basic net income per share in the future (see note 6).

       (l)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The fair value of financial instruments is determined by reference to market data and other valuation techniques as appropriate. The Company believes the fair value of its financial instruments, principally cash equivalents, accounts receivable, accounts payable, income taxes payable, accrued expenses, and notes payable approximates their recorded values due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

       (m)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

       (n)    SEGMENT INFORMATION

              The Company is managed and operated as one business. The entire business is managed by a single management team that reports to the Chief Executive Officer. The Company does not operate separate lines of business or product lines. Accordingly, the Company does not prepare discrete financial information with respect to separate product areas and does not have separately reportable segments as defined by Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

(3)    PROPERTY AND EQUIPMENT

       Property and equipment, including equipment under capital lease, is comprised of the following:

                                                                                              DECEMBER 31,
                                                                  SEPTEMBER 30,    ---------------------------------
                                                                       2000              1999              1998
                                                                -----------------  ----------------  ---------------
         Office furniture and equipment                           $   76,866         $   76,866        $   53,101
         Computer equipment (note 10)                                569,606            415,052           257,092
         Vehicles                                                     54,782                 --                --
         Leasehold improvements                                       19,650             19,650                --
                                                                -----------------  ----------------  ---------------
                                                                     720,904            511,568           310,193
         Less accumulated depreciation and amortization             (286,007)          (168,082)         (138,656)
                                                                -----------------  ----------------  ---------------

                                                                  $  434,897         $  343,486        $  171,537
                                                                =================  ================  ===============

       Depreciation and amortization expense in the amount of $124,794, $29,426 and $59,408 for the years ended September 30, 2000 and December 31, 1999 and 1998, respectively, is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

(4)    CAPITALIZED SOFTWARE DEVELOPMENT COSTS

       Capitalized software development costs consist of the following:

                                                                                              DECEMBER 31,
                                                                  SEPTEMBER 30,    ---------------------------------
                                                                       2000              1999              1998
                                                                -----------------  ----------------  ---------------
         Capitalized software development costs                    $  977,973        $  603,073        $  168,666
                  Less accumulated amortization                      (138,543)          (54,371)          (12,292)
                                                                -----------------  ----------------  ---------------

                                                                   $  839,430        $  548,702        $  156,374
                                                                =================  ================  ===============

       Amortization of capitalized software development costs in the amount of $99,290, $42,079 and $12,024 for the years ended September 30, 2000 and December 31, 1999 and 1998, respectively, is included in costs of license in the accompanying consolidated statements of operations.

       During the years ended September 30, 2000 and December 31, 1999 and 1998, research and development costs charged to operations were $330,367, $459,015, and $259,000, respectively.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998


(5)    NOTES PAYABLE

       Notes payable at September 30, 2000 in the amount of $43,405 consists of amounts due pursuant to the financing of certain vehicles owned by Visionics Ltd. The notes are payable over a three-year period in monthly installments of approximately $1,650 including interest at rate per annum of 12% to 13%. Aggregate principal maturities of the notes for the years ending September 30 are as follows: 2001 - $15,071; 2002 - $17,090; and 2003 - $11,244.

(6)    SHAREHOLDERS' EQUITY

       (a)    COMMON STOCK

              During January 1998, the Company sold 2,000,000 shares of common stock for cash to one shareholder in a private placement for net proceeds of $3,602,588.

              In March 2000, the Company issued 25,000 shares of common stock for services provided. Compensation expense in the amount of $8,750 representing the estimated fair value of common shares issued has been included in the consolidated statement of operations for the year ended September 30, 2000.

       (b)    STOCK OPTIONS

              The directors and shareholders of the Company approved an employee stock incentive plan (the Plan) which provides for the issuance of options to purchase shares of common stock effective January 1, 1997.

              The Plan provides that options granted thereunder may, at the election of the Stock Option Plan Administrative Committee, qualify as incentive stock options meeting the requirements set forth in Section 422A of the Internal Revenue Code or options which do not qualify as incentive stock options. The Plan permits options to be granted for a period of up to ten years. The price of qualifying incentive stock options generally shall be not less than 100% to 110% of the fair value of the Company's common stock on the date of grant. The price of nonqualified stock options shall be established by the Administrative Committee. Employees are generally vested in the options in 25% annual increments over a four-year period. Outstanding options are cancelled on conditions of termination of employment, and must be exercised within defined short-term periods upon the employee's death, disability or retirement. The Plan provides that the Company may make loans to assist participants in exercising options. Upon a change in control, the vesting of certain options will be accelerate.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

              A summary of stock option activity related to the Company's stock option plan during the periods indicated is as follows:

                                                                  WEIGHTED
                                                                  AVERAGE
                                                   NUMBER       OPTION PRICE
                                                  OF SHARES      PER SHARE           EXPIRATION DATE OF OPTION
                                                -------------  --------------- -------------------------------------
              Outstanding  December 31, 1997        223,000        $.016       January 1-December 31, 2007
                   Granted                           72,500         .174       January 1-December 31, 2008
                   Terminated                        43,000         .016
                                                -------------
              Outstanding December 31, 1998         252,500         .062       January 1, 2007-December 31, 2008
                   Granted                          485,000         .307       January 1-December 31, 2009
                   Terminated                        95,000         .079
                   Exercised                         35,000         .145
                                                -------------
              Outstanding December 31, 1999         607,500         .250       January 1, 2007-December 31, 2009
                                                =============

              Outstanding September 30, 1999        675,000         .250       January 1, 2007-December 31, 2009
                   Granted                        1,333,500         .440       October 1 - September 30, 2010
                   Terminated                       285,750         .340
                   Exercised                         55,000         .240
                                                -------------
              Outstanding  September 30, 2000     1,667,750         .450       January 1, 2007 - September 30, 2010
                                                =============

              During the year ended September 30, 2000, the Company granted a total of 528,000 options to employees having exercise prices ranging from $.35 to $.70 per share when the estimated fair value of the Company's common stock was $1.10 to $1.60 per share. Consequently, the Company has recorded compensation expense in the accompanying consolidated statement of operations for the year ended September 30, 2000 in the amount of $18,000. The weighted average grant date fair value of options issued during the year ended September 30, 2000 was $1.11.

              Also during the year ended September 30, 2000, the Company issued options to acquire 25,000 shares of the Company's common stock with an exercise price of $.35 per share for services provided. These options were issued pursuant to the Plan and are included in the option activity table above. The Company has recorded compensation expense in the amount of $3,000 related to the granting of these options in the accompanying consolidated statement of operations for the year ended September 30, 2000. These options were exercised in their entirety prior to September 30, 2000.

              At September 30, 2000, options for 278,938 shares at a weighted average exercise price of $.31 per share, at prices ranging from $.10 to $.50 per share were exercisable. The weighted average remaining contractual life at September 30, 2000 was 9 years.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

       The Company applies APB Opinion No. 25 in accounting for options granted to employees and directors under its stock option plans and, accordingly, no compensation cost is recognized for its stock options granted to its employees or directors in the consolidated financial statements when the price equals the fair market value of such stock on the date of grant. Had the Company determined compensation cost based on the fair value of its stock options at the grant date under SFAS No. 123, the Company's net loss would have increased to the pro forma amounts indicated below:

                                                                                      DECEMBER 31,
                                                          SEPTEMBER 30,    ---------------------------------
                                                               2000              1999              1998
                                                        -----------------  ----------------  ---------------
          Net loss-as reported                             $ 1,306,096        $  227,065       $  540,883
          Net loss-pro forma                                 1,355,465           230,264          541,016
          Loss per share-as reported                              0.11              0.02             0.05
          Loss per share-pro forma                                0.11              0.02             0.05
                                                        =================  ================  ===============

       Principal assumptions used in applying the option valuation model were as follows:

                                                                                      DECEMBER 31,
                                                          SEPTEMBER 30,    ---------------------------------
                                                               2000              1999              1998
                                                        -----------------  ----------------  ---------------
          Risk-free interest rate                                    5%              5%             5%
          Expected life, in years                                    8               8              8
          Expected volatility                                       80%              0              0
          Expected dividend yield                                    0               0              0
          -------------------------------------------------------------------------------------------------

(7)    INCOME TAXES

       Income tax expense (benefit) attributable to loss from operations consists of the following:

                                                                            YEARS ENDED
                                                        ----------------------------------------------------
                                                                                      DECEMBER 31,
                                                          SEPTEMBER 30,    ---------------------------------
                                                               2000              1999              1998
                                                        -----------------  ----------------  ---------------
             Current:
                 Federal                                   $ (15,895)         $       --        $       --
                 State                                       (54,643)             11,974                --
                 Foreign                                      33,000                  --                --
                                                        -----------------  ----------------  ---------------

                                                             (37,538)             11,974                --
                                                        -----------------  ----------------  ---------------

             Deferred:
                 Federal                                          --              63,000           (95,000)
                 State                                            --             (18,000)          (28,000)
                                                        -----------------  ----------------  ---------------

                                                                  --              45,000          (123,000)
                                                        -----------------  ----------------  ---------------

             Total income tax expense (benefit)            $ (37,538)         $   56,974        $ (123,000)
                                                        =================  ================  ===============

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998


       The income tax expense (benefit) differed from the amount computed by applying the U.S. federal income tax rate of 34% to loss before income taxes as a result of the following:

                                                                            YEARS ENDED
                                                        ----------------------------------------------------
                                                                                      DECEMBER 31,
                                                          SEPTEMBER 30,    ---------------------------------
                                                               2000              1999              1998
                                                        -----------------  ----------------  ---------------
      Computed "expected" tax benefit                      $ (456,835)        $  (57,800)       $ (225,700)
      State income tax, net of federal benefit                (78,687)           (10,100)          (39,400)
      Change in valuation allowance                           491,548            146,300            52,700
      Federal benefit of net operating loss                        --                 --            76,100
      State benefit of net operating loss                          --                 --            13,300
      Foreign withholding tax                                  33,000                 --                --
      Foreign tax credit available                            (33,000)                --                --
      Research and development tax credit
      available                                                    --            (26,000)               --
      Other                                                     6,436              4,574                --
                                                        -----------------  ----------------  ---------------

                                                           $  (37,538)        $   56,974        $ (123,000)
                                                        =================  ================  ===============

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of September 30, 2000 and December 31, 1999 and 1998 is presented below:

                                                                                      DECEMBER 31,
                                                          SEPTEMBER 30,    ---------------------------------
                                                               2000              1999              1998
                                                        -----------------  ----------------  ---------------
      Deferred tax assets:
          Net operating loss carryforward                  $   525,116        $        --       $   52,700
          Capital loss carryforward                             75,291                 --               --
          Tax credits                                           33,000                 --               --
          Accounts payable and accrued expenses                117,841             35,800           22,400
          Deferred revenue                                     329,904            339,000               --
                                                        -----------------  ----------------  ---------------
               Total gross deferred tax assets               1,081,152            374,800           75,100
          Valuation allowance                                 (525,689)          (199,000)         (52,700)
                                                        -----------------  ----------------  ---------------
               Net deferred tax assets                         555,463            175,800           22,400
                                                        -----------------  ----------------  ---------------

      Deferred tax liabilities:
          Accounts receivable                                  204,188            118,800           77,400
          Capitalized software development costs               335,268            219,000           62,000
          Depreciation and amortization                         16,007                 --               --
                                                        -----------------  ----------------  ---------------
               Total gross deferred tax liabilities            555,463            337,800          139,400
                                                        -----------------  ----------------  ---------------
               Net deferred tax asset (liability)          $        --        $  (162,000)      $ (117,000)
                                                        =================  ================  ===============

       The valuation allowance for deferred tax assets as of October 1, 1999 and January 1, 1999 and 1998 was $34,141, $52,700 and $0, respectively. The net change in the valuation allowance for the years ended September 30, 2000 and December 31, 1999 and 1998 was an increase of $491,548, $146,300 and $52,700, respectively.

       In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

       Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management does not believe that it is more likely than not the Company will realize the full benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as of September 30, 2000 and December 31, 1999 and 1998. As of September 30, 2000, the Company has reported U.S. net operating loss carryforwards, state net operating loss carryforwards and foreign tax credits of approximately $1,289,000, $1,289,000 and $33,000, respectively. The federal net operating loss carryforwards begin expiring in the year 2020, and the state net operating loss carryforwards begin expiring in the year 2007.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

(8)    EMPLOYEE BENEFIT PLAN

       The Company sponsors a 401(k) profit sharing plan. Employees are eligible to participate after three months of employment and having obtained age
       21. At its discretion, the Company may make contributions which are allocated to eligible participants. Participants are fully vested in all amounts credited to their account. Participants may borrow against their accounts to a maximum of $50,000 or one-half of their vested aggregate account. Company contributions for the years ended September 30, 2000 and December 31, 1999 and 1998 were $64,997, $52,612 and $20,000, respectively.

(9)    SIGNIFICANT CUSTOMERS

       One customer accounted for approximately $287,000 or 11% of total sales for the year ended September 30, 2000. There were no amounts due from this customer at September 30, 2000.

       Two customers accounted for approximately $960,000 or 37% of total sales for the year ended December 31, 1999. At December 31, 1999, amounts due from these customers aggregated approximately $81,000.

       Five customers accounted for approximately $1,662,000 or 88% of total sales for the year ended December 31, 1998.

(10)   LEASES

       The Company is obligated under a capital lease for certain equipment that expires in 2003. At September 30, 2000, the gross amount of property and equipment and related accumulated amortization recorded under this capital lease was as follows:

                Computer equipment                            $  7,249
                         Less accumulated amortization           2,645
                                                           --------------


                                                              $  4,604
                                                           ==============

       Amortization of assets held under capital leases is included with depreciation expense.

                      VISIONICS CORPORATION AND SUBSIDIARY

                        NOTES TO CONSOLIDATED STATEMENTS
      FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998

       Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of September 30, 2000 are as follows:

                                                                                    CAPITAL            OPERATING
       YEAR ENDING SEPTEMBER 30                                                     LEASES              LEASES
       ---------------------------------------------------------------------   -----------------   ----------------
       2001                                                                         $ 2,844            $ 190,311
       2002                                                                           2,844              189,999
       2003                                                                           1,185              188,150
       2004                                                                              --              147,326
                                                                               ----------------    ----------------
           Total minimum lease payments                                               6,873            $ 715,786
                                                                                                   ================
       Less amount representing interest (at 17.7%)                                   1,316
                                                                               ----------------
       Present value of net minimum capital lease payments                            5,557
       Less current installments of obligations under capital lease                   2,017
                                                                               ----------------
       Obligations under capital lease, excluding current installments              $ 3,540
                                                                               ================

       On October 6, 2000, the Company amended its lease for office space to provide for additional space and to extend its lease term. As a result of this amendment, office rent expense will increase from approximately $186,000 per year to approximately $240,000 per year, commencing on June 1, 2001 through May 31, 2006. The additional increase in rent expense has not been included in the table above.

       Rent expense under these leases for the years ended September 30, 2000 and December 31, 1999 and 1998 amounted to $169,390, $97,045 and $72,688, respectively. The office space leases provide for escalations based upon the general operating costs incurred by the lessor. Each lease is renewable for defined periods at the "Market Value Rent" at the time of renewal.

(11)   CONTINGENCIES

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(12)   PROPOSED MERGER WITH DIGITAL BIOMETRICS, INC.

       On October 18, 2000, the Company entered into an agreement and plan of merger with Digital Biometrics, Inc. (DBI). Under the terms of the merger agreement, holders of the Company's common stock and options to purchase shares of the Company's common stock will receive merger consideration equal in value to 7,000,000 shares of DBI common stock. This transaction is expected to be accounted for as a pooling-of-interests. The merger will be subject to customary conditions including regulatory review and the approval of the shareholders of the Company and the stockholders of DBI.

       DBI also agreed to lend the Company up to $1 million under a six-month note. This note bears interest at 12.5% and is secured by substantially all of the Company's assets.

Item 7.

(b) The unaudited consolidated financials statements gives effect to the merger of Digital Biometrics, Inc. and Visionics Corporation effective February 16, 2001. Digital Biometrics, Inc. previously report results as of and for the three months ended December 31, 2000 and 1999 have been restated to give effect to the merger under the pooling of interests method of accounting. In addition, the combined pro forma financial information for fiscal years ended September 30, 2000, 1999 and 1998 have been included herein.


     INTERIM CONSOLIDATED FINANCIAL STATEMENTS
     -----------------------------------------

     Consolidated Balance Sheets as of  December 31, 2000 and September 30,
     2000.................................................................... 23

     Consolidated Statements of Operations for the three-month periods ended
     December 31, 2000 and 1999.............................................. 24

     Consolidated Statements of Cash Flows the three-month periods ended
     December 31, 2000 and 1999.............................................. 25

     Notes to Consolidated Financial Statements.............................. 26

     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     ------------------------------------------------------------

     Introduction to Unaudited Pro Forma Condensed Combined Financial
     Information............................................................. 38

     Unaudited Pro Forma Condensed Combined Balance Sheets as of
     September 30, 2000 ..................................................... 39

     Unaudited Pro Forma Condensed Combined Statement of Operations for the
     Year ended September 30, 2000........................................... 40

     Unaudited Pro Forma Condensed Combined Statement of Operations for the
     Year ended September 30, 1999........................................... 41

     Unaudited Pro Forma Condensed Combined Statement of Operations for the
     Year ended September 30, 1998........................................... 42

     Notes to Unaudited Pro Forma Condensed Financial Statements............. 43

                     VISIONICS CORPORATION AND SUBSIDIARIES
                       (FORMERLY DIGITAL BIOMETRICS, INC.)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                  December 31,     September 30,
                                                                                      2000             2000
                                                                                  ------------     ------------
Current assets:
     Cash and cash equivalents                                                    $  3,130,638     $  3,623,574
     Restricted cash (note 5)                                                          625,000               --
     Accounts receivable, less allowance for doubtful accounts of $150,800
         and $150,800, respectively                                                  6,363,033        9,779,796
     Inventory (notes 2 and 6)                                                       5,047,427        3,900,754
     Prepaid expenses and other costs (note 2)                                         623,730          269,088
                                                                                  ------------     ------------
         Total current assets                                                       15,789,828       17,573,212
                                                                                  ------------     ------------

Property and equipment                                                               4,288,354        3,978,102
     Less accumulated depreciation and amortization                                 (2,848,739)      (2,607,536)
                                                                                  ------------     ------------
                                                                                     1,439,615        1,370,566
                                                                                  ------------     ------------

Software development costs, net of accumulated amortization of $174,815
     and $138,543, respectively                                                        803,159          839,430

Patents, trademarks, copyrights, and licenses, net of accumulated
     amortization of $59,684 and $82,501, respectively                                  47,835           46,285

Other assets                                                                                --           76,310
                                                                                  ------------     ------------
                                                                                  $ 18,080,437     $ 19,905,803
                                                                                  ============     ============

Current liabilities:
     Accounts payable                                                             $  1,353,981     $  2,093,384
     Deferred revenue (note 1)                                                       5,826,930        3,956,270
     Other accrued expenses (notes 2 and 8)                                          1,324,650        1,760,280
     Current installments of notes payable                                              15,551           15,071
     Current installments of capital lease                                               2,017            2,017
                                                                                  ------------     ------------
         Total current liabilities                                                   8,523,129        7,827,022

     Notes payable, excluding current installments                                      24,262           28,334
     Capital lease, excluding current installments                                       3,540            3,540
     Deferred revenue, excluding current portion                                       452,174          511,976
                                                                                  ------------     ------------
         Total liabilities                                                           9,003,105        8,370,872
                                                                                  ------------     ------------
Stockholders' equity (note 9):
     Preferred stock, undesignated, par value $.01 per share, 5,000,000 shares
         authorized, none issued                                                            --               --
     Common stock, $.01 par value. Authorized, 40,000,000 shares; issued
         and outstanding 23,253,337 and 23,125,497 shares, respectively                232,533          231,255
     Additional paid-in capital                                                     52,784,519       52,354,947
     Deferred compensation                                                             (78,375)         (93,750)
     Accumulated deficit                                                           (43,862,360)     (40,957,320)
     Accumulated other comprehensive income (loss)                                       1,015             (201)
                                                                                  ------------     ------------
         Total stockholders' equity                                                  9,077,332       11,534,931

                                                                                  ------------     ------------
                                                                                  $ 18,080,437     $ 19,905,803
                                                                                  ============     ============

          See accompanying notes to consolidated financial statements.

                     VISIONICS CORPORATION AND SUBSIDIARIES
                       (FORMERLY DIGITAL BIOMETRICS, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                       Three Months Ended
                                                                           December 31,
                                                                      2000             1999
                                                                  ------------     ------------
Revenue:
     Identification systems (note 2)                              $  4,802,486     $  5,773,261
     Maintenance                                                     1,718,417        1,068,722
     License                                                           381,333          199,243
     Services                                                          296,501          288,030
                                                                  ------------     ------------
         Total revenue                                               7,198,737        7,329,256
                                                                  ------------     ------------

Cost of revenue:
     Identification systems (note 2)                                 3,139,879        3,934,251
     Maintenance                                                     1,352,046          781,143
     License                                                            64,740           17,055
     Services                                                          247,743          156,862
                                                                  ------------     ------------
         Total cost of revenue                                       4,804,408        4,889,311
                                                                  ------------     ------------
     Gross margin                                                    2,394,329        2,439,945
                                                                  ------------     ------------

Selling, general and administrative expenses:
     Sales and marketing (note 2)                                    1,136,698          764,447
     Engineering and development                                     1,144,911          717,899
     General and administrative                                        948,038          977,961
     Non-recurring charges                                             706,011               --
                                                                  ------------     ------------
         Total expenses                                              3,935,658        2,460,307
                                                                  ------------     ------------

Loss from operations                                                (1,541,329)         (20,362)
Other income (expense), net                                             71,941           76,001
                                                                  ------------     ------------

Income (loss) before income taxes                                   (1,469,388)          55,639
Income tax benefit                                                          --           37,526
                                                                  ------------     ------------

Income (loss) before accounting change                              (1,469,388)          93,165

Cumulative effect of change in accounting principle (note 2)        (1,435,652)              --
                                                                  ------------     ------------

Net income (loss)                                                 $ (2,905,040)    $     93,165
                                                                  ============     ============

Earnings (loss) per common share
--------------------------------

Income (loss) before accounting change                            $      (0.07)    $       0.00
Cumulative effect of change in accounting principle                      (0.06)              --
                                                                  ------------     ------------
Net income (loss) per common share                                $      (0.13)    $       0.00
                                                                  ============     ============

Earnings (loss) per common share - assuming dilution
----------------------------------------------------

Income (loss) before accounting change                            $      (0.07)    $       0.00
Cumulative effect of change in accounting principle                      (0.06)              --
                                                                  ------------     ------------
Net income (loss) per common share                                $      (0.13)    $       0.00
                                                                  ============     ============

Weighted average common shares outstanding                          23,162,974       22,359,861
                                                                  ============     ============

Weighted average common shares outstanding - assuming dilution      23,162,974       23,964,332
                                                                  ============     ============

          See accompanying notes to consolidated financial statements.

                     VISIONICS CORPORATION AND SUBSIDIARIES
                       (FORMERLY DIGITAL BIOMETRICS, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                              Three Months Ended
                                                                                  December 31,
                                                                         -----------------------------
                                                                             2000             1999
                                                                         ------------     ------------
Cash flows from operating activities:
         Net income (loss)                                               $ (2,905,040)    $     93,165
         Adjustments to reconcile net income (loss) to net cash (used
         in) provided by operating activities:
                  Provision for doubtful accounts receivable                       --            5,428
                  Depreciation and amortization                               280,703          179,251
                  Stock-based compensation                                    118,482           12,125
                  Deferred income taxes                                            --          (34,000)
                  Write-off of intangible assets                                  607               --
                  Gain on disposal of fixed assets                                 --           (3,353)
                  Interest expense on debentures converted
                       into common stock                                           --           12,350

         Changes in operating assets and liabilities:
                  Restricted cash                                            (625,000)              --
                  Accounts receivable                                       3,416,763        1,011,907
                  Inventories                                              (1,146,673)        (121,778)
                  Prepaid expenses                                           (354,642)         (27,550)
                  Security deposits and other assets                           76,310               --
                  Accounts payable                                           (739,403)      (1,123,964)
                  Deferred revenue                                          1,810,858          781,005
                  Accrued expenses                                           (217,565)         175,730
                                                                         ------------     ------------
         Net cash (used in) provided by operating activities                 (284,600)         960,316
                                                                         ------------     ------------

Cash flows from investing activities:
         Purchase of property and equipment                                  (310,252)        (123,669)
         Proceeds from disposal of property and equipment                          --           10,018
         Software development costs                                                --         (117,898)
         Patents, trademarks, copyrights and licenses                          (5,386)          (7,090)
                                                                         ------------     ------------
         Net cash used in investing activities                               (315,638)        (238,639)
                                                                         ------------     ------------

Cash flows from financing activities:
         Principal payments on capital lease obligations                           --          (21,331)
         Repayment of notes payable                                            (3,592)              --
         Exercise of options                                                  109,678          190,872
                                                                         ------------     ------------
         Net cash provided by financing activities                            106,086          169,541
                                                                         ------------     ------------

Effect of exchange rates on cash                                                1,216              (58)
                                                                         ------------     ------------

Increase (decrease) in cash and cash equivalents                             (492,936)         891,160

Cash and cash equivalents at beginning of period                            3,623,574        6,469,935
                                                                         ------------     ------------

Cash and cash equivalents at end of period                               $  3,130,638     $  7,361,095
                                                                         ============     ============

          See accompanying notes to consolidated financial statements.

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999

(1) DESCRIPTION OF BUSINESS

         Effective February 16, 2001, Digital Biometrics, Inc. (DBI) merged with Visionics Corporation. Effective with the merger, DBI changed its name to Visionics Corporation, (the "Company" or "Visionics"). The accompanying financial statements reflect the combined results of DBI and Visionics Corporation under the pooling of interests method of accounting. See note 11 details of the adjustments to the previously reported DBI financial information.

The Company is a provider of identification technologies and systems that employ "biometric" technology, which is the science of identifying individuals by measuring distinguishing biological characteristics. Through its respective business lines - FaceIt(R), live scan and IBIS - the Company designs and manufacturers forensic quality biometric identification systems and develops and deploys facial recognition technology. The FaceIt technology enables a broad range of products and applications built by partners (original equipment manufacturers "OEMs", value added resellers "VARs" and system integrators). These include enhanced CCTV systems, identity fraud applications and authentication systems for information security, access control, travel, banking and e-commerce. The TENPRINTER(R) and FingerPrinter CMS live scan systems are used by government agencies, law enforcement, airports, banks and other commercial institutions in the US. The IBIS is a remote identification system that combines expertise in biometric capture and connectivity, and is capable of capturing both forensic quality fingerprints and photographs for transmission to law enforcement and other legacy databases. The Company's biometric identification and information technology services enable law enforcement and other government agencies to identify suspects and manage information on individuals, and help commercial employers and government agencies to conduct background checks on applicants for employment or permits. The Company's offerings include computer-based fingerprinting and photographic systems, software tools, multi-media data storage and communications servers, and the systems integration and software development services required to implement identification management systems.

         Visionics has evolved from a single-product, live scan hardware supplier to an identification management systems company. Visionics continues to expand its product line and information technology services to further penetrate the law enforcement market, while introducing new products and services for the emerging applicant-processing and security markets among commercial and government customers. The Company's live scan systems are used wherever background identification checks and licensing are needed. Typical customers include: U.S. government agencies, such as the Immigration and Naturalization Service ("INS") and U.S. Postal Service; local and state police; United States armed forces; school districts; financial institutions; utilities; and casinos.

         The Company's product offerings include special-purpose, computer-based systems for "live scan" fingerprint capture. These live scan systems employ patented, high-resolution optics and specialized hardware and software, combined with industry-standard computer hardware and software, to create highly optimized, special-purpose systems which capture, digitize, print and transmit forensic-grade fingerprint and photographic images. Product offerings utilizing the Company's FaceIt technology include software development toolkits that enable products and solutions made by OEMs and

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999

developers, run-time licenses and application software. The Company is expanding its technology and product initiatives for expanded offerings which include Biometric Network Appliances. These are deployment-ready hardware devices which are dedicated to handling biometric traffic on a network.

         A majority of the Company's revenues in the three-month periods ended December 31, 2000 and 1999 were derived from live scan systems sales, photographic image capture systems, maintenance and applications development services to governmental customers. The Company's sales have historically included large purchases by a relatively small number of customers. This concentration of sales among few relatively large customers is expected to continue in the foreseeable future. Furthermore, the nature of government markets and procurement processes is expected to result in continued quarter-to-quarter fluctuations in the Company's revenues and earnings which are and will continue to be difficult to predict.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the accounts of its wholly owned subsidiary Visionics Technology Corporation located in New Jersey and its wholly owned British subsidiary, Visionics Ltd., which commenced operations during 1999 (collectively referred to as the Company). All material intercompany accounts and transactions have been eliminated in consolidation.

         On February 15, 2001 the shareholders of Digital Biometrics, Inc. and Visionics Corporation approved the merger between the companies and approved changing the merged entity's name to Visionics Corporation. The merger was completed on February 16, 2001 and is being accounted for as a pooling-of-interest. Expenses incurred pursuant to the merger activities are recorded as non-recurring charges.

         The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 8-K and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended September 30, 2000.

(b)  CAPITALIZED SOFTWARE DEVELOPMENT COSTS

         Research and development costs consist principally of salaries and benefits paid to the Company's employees in the development of software products. The Company's policy is to expense all research and development costs as incurred until technological feasibility is established. Commencing with the establishment of technological feasibility and concluding at the time the product is ready for market, software development costs are capitalized. Technological feasibility is defined as being established when product design and a working model of the software product has been completed and tested. The cost of those products that have met the technological feasibility criteria have been capitalized. Annual amortization of capitalized software development costs is calculated as the greater of

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999

the amount computed using (a) the ratio of actual revenue from a product to the total of current and anticipated related revenues from the product or (b) the economic life of the product, estimated to be five years, on a straight-line basis.

(c) REVENUE RECOGNITION

         SOFTWARE LICENSES - Revenues from software licenses are recognized when all of the following conditions have been satisfied: completion of a written license arrangement; delivery of the software with no significant post delivery obligations of the Company; the fee is fixed or determinable; and payment is due within one year and collection is probable. Revenues from sublicense arrangements with resellers are recognized upon shipment of the software, if there are no significant post-delivery obligations, the reseller is creditworthy, and if the terms of arrangement are such that the payment terms are not subject to price adjustment, are non-cancelable and non-refundable. Revenue from sublicensing arrangements with significant post contract customer support (PCS) (in excess of one year), including enhancements and upgrades, where significant vendor specific objective evidence does not exist to allocate the fee to the software and PCS, are recognized along with the PCS ratably over the period during which PCS is expected to be provided. Revenues from consulting services are recognized as work is performed.

         EQUIPMENT - A significant portion of revenue is recognized upon installation, particularly where the equipment is integrated into an outside network. For further explanation, see "accounting change" section of this footnote.

(d) FOREIGN CURRENCY TRANSLATION

         Assets and liabilities of the foreign subsidiary are translated at the exchange rate in effect at the balance sheet date. Revenues, costs, and expenses are translated using an average exchange rate. Gains and losses resulting from translation are accumulated as a separate component of accumulated other comprehensive loss in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations.

(e) ACCOUNTING CHANGE

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. In October 2000, the SEC provided interpretive guidance for SAB 101.

         Effective October 1, 2000 the Company has adopted the new standard and changed its method of accounting for certain identification systems revenue. Since most of the equipment the Company sells includes installation provided by the Company, under SAB 101, a significant portion of revenue recognition is deferred until installation, particularly where the equipment is integrated to an outside network. Prior to October 1, 2000 the Company generally recognized product revenue on the date of shipment for orders which were f.o.b. origin and upon delivery for f.o.b. destination. The Company recorded a $1,436,000 cumulative effect of an accounting change in the three-month period ended December 31, 2000 with the adoption of SAB 101. Under this accounting change, $3,890,000 of revenue recorded in periods prior to October 1, 2000 will be recorded as revenue again as the equipment is

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999

installed. Of this amount, $3,171,000 of revenue was recognized during the three-month period ended December 31, 2000.

         Effects of adoption of this accounting change on the balance sheet as of December 31, 2000 and on the statement of operations for the three-month period ended December 31, 2000 are as follows:

                                                                                           Total Impact as
                                                                                           of and for the
                                                Shipments              Shipments             Three-Month
                                                Prior to              on or After           Period Ended
                                              October 1, 2000       October 1, 2000       December 31, 2000
                                             ------------------    ------------------    -------------------
      Balance Sheet
             Inventory                           $  336,000           $   470,000             $   806,000
             Prepaid expenses                        20,000                33,000                  53,000
             Deferred revenue                       718,000             1,229,000               1,947,000
             Other accrued expenses                 (94,000)             (132,000)               (226,000)

      Statement of Operations
             Revenue                            $ 3,171,000           $(1,229,000)            $ 1,942,000
             Cost of revenue                      1,932,000              (602,000)              1,330,000
             Sales and marketing                     72,000               (33,000)                 39,000
             Cumulative effect of change in
                 accounting principle            (1,436,000)                   --              (1,436,000)

(3) SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

         The Company extends credit to substantially all of its customers. Approximately 82% and 93%, respectively, of customer accounts receivable at December 31, 2000 and September 30, 2000 were from government agencies, of which 18% and 33%, respectively, was from one customer. Revenue from one customer in the three-month period ended December 31, 2000 accounted for 20% of total revenue, and revenue from two customers in the three-month period ended December 31, 1999 accounted for 46% of total revenue. Export revenue for the three-month periods ended December 31, 2000 and 1999 were 2% of total revenue.

(4) STATEMENT OF CASH FLOWS

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments and certificates of deposit purchased with an original maturity date of three months or less to be cash equivalents.

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999


               SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                                        Three Months Ended
                                                                           December 31,
                                                                        2000             1999
                                                                  --------------    -------------
               Cash paid during the period for interest                  $1,111           $3,826
                                                                  ==============    =============

         For supplemental disclosure of non-cash investing and financing activities see note 10.

(5) RESTRICTED CASH

         Pursuant to normal contractual terms of a federally funded development grant, the Company was required to establish either a performance bond or an escrow account equal to the amounts payable to certain major subcontractors for the project aggregating $625,000. Since the Company was in a strong cash position, it chose to establish the escrow and avoid the cost of the performance bond. The amount held in escrow is released upon proof of payment to the subcontractors.

(6) INVENTORY

         Inventory is valued at standard cost which approximates the lower of first-in, first-out (FIFO) cost or market. Inventory consists of the following:

                                                                 December 31,        September 30,
                                                                     2000                 2000
                                                               ---------------      ---------------
             Components and subassemblies                          $3,348,118           $3,210,121
             Work in process                                          239,123              217,211
             Finished goods                                           654,583              473,422
             Finished goods shipped to customers awaiting
                   installation                                       805,603                   --
                                                               ---------------      ---------------
                                                                   $5,047,427           $3,900,754
                                                               ===============      ===============

(7) LINES OF CREDIT

         The Company has an inventory and receivables financing line of credit for the lesser of eligible inventory and receivables or $2,000,000. Borrowings under this line of credit are secured by all the assets of the Company. The line bears interest at a rate of 0.5% (one half percent) above the prime rate. The line will expire in June, 2001. There were no borrowings under this line at December 31, 2000.

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999


(8) OTHER ACCRUED EXPENSES

         Other accrued expenses consists of:

                                                         December 31,       September 30,
                                                             2000               2000
                                                       ---------------     ---------------
              Accrued salaries, bonuses and
                  commissions                             $   149,110         $   343,958
              Accrued vacation                                369,315             306,955
              Accrued installation costs                      138,000             480,500
              Accrued warranty costs                          160,080             301,570
              Other accrued expenses                          508,145             327,297
                                                       ---------------     ---------------
                                                          $ 1,324,650         $ 1,760,280
                                                       ===============     ===============

(9) STOCKHOLDERS' EQUITY

         During the three-month period ended December 31, 2000, the Company granted stock option awards to executive and non-executive employees for the purchase of an aggregate of 410,525 shares of common stock. These options are exercisable at prices from $4.438 to $6.188 per share and expire in 2007.

         Effective December 31, 2000, the Company issued 73,923 shares of common stock to satisfy the Company's discretionary matching to employees electing participation in the Company's 401(k) retirement plan. This issuance increased common stock and additional paid-in capital by $218,065 and reduced accrued compensation by the same amount.

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999


(10) NET INCOME (LOSS) PER COMMON SHARE

         The per share computations are based on the weighted average number of common shares outstanding during the periods.

                                                              Three Months Ended
                                                                  December 31,
                                                         ----------------------------
                                                             2000             1999
                                                         ------------    ------------
         Shares outstanding at beginning of period         23,115,781      22,240,229

         Shares issued under retirement plan                   73,923          45,855

         Restricted stock awards                                   --           1,125

         Exercise of options and warrants                      63,633         102,748

         Shares issued upon conversion of debentures               --         116,369

                                                         ------------    ------------
         Shares outstanding at end of period               23,253,337      22,506,326
                                                         ============    ============

         Weighted average common shares outstanding        23,162,974      22,359,861

         Dilutive common shares assumes:

              Options                                              --       1,107,478
              Warrants                                             --         496,993
                                                         ------------    ------------
         Weighted average common shares outstanding -
              assuming dilution                            23,162,974      23,964,332
                                                         ============    ============

         Net income (loss)                               $ (2,905,040)   $     93,165
                                                         ============    ============

         Net income (loss) per common share              $      (0.13)   $       0.00
                                                         ============    ============

         Net income (loss) per common share - assuming
              dilution                                   $      (0.13)   $       0.00
                                                         ============    ============

         The following is a summary of those securities outstanding at December 31 for the respective periods, which have been excluded from the calculations because the effect on net income (loss) per common share would not have been dilutive:

                                                       For the Three-Month Period
                                                           Ended December 31,
                                                    --------------------------------
                                                         2000               1999
                                                    --------------    --------------
                           Options                      3,799,044            27,500
                           Warrants                       585,017           112,893

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999


(11) ADDITIONAL CONSOLIDATING FINANCIAL INFORMATION

The following financial information reflects the adjustment of DBI's balance sheet as of December 31, 2000 and result of operations for the three-month periods ended December 31, 2000 and 1999 to reflect the merger with Visionics Corporation on February 16, 2001.

                     VISIONICS CORPORATION AND SUBSIDIARIES
                             COMBINED BALANCE SHEETS
                                DECEMBER 31, 2000
                                   (UNAUDITED)

                                             DBI (as
                                           previously
                                            reported)       Visionics       Adjustments      Combined
                                           ------------    ------------    ------------    ------------
Current assets:
     Cash and cash equivalents             $  1,414,966    $  1,715,672    $         --    $  3,130,638
     Restricted cash                            625,000              --              --         625,000
     Accounts receivable, net                 5,878,624         484,409              --       6,363,033
     Notes receivable                           750,000              --        (750,000)             --
     Inventory                                5,047,427              --              --       5,047,427
     Prepaid expenses and other costs           477,755         145,975              --         623,730
                                           ------------    ------------    ------------    ------------
         Total current assets                14,193,772       2,346,056        (750,000)     15,789,828
                                           ------------    ------------    ------------    ------------

Property and equipment, net                     930,146         509,469              --       1,439,615
Capitalized software development costs,
     net                                             --         803,159              --         803,159

Patents, trademarks, copyrights, and
     licenses, net                               46,700           1,135              --              --
                                           ------------    ------------    ------------    ------------
                                           $ 15,170,618    $  3,659,819    $   (750,000)   $ 18,080,437
                                           ============    ============    ============    ============


Current liabilities:
     Accounts payable                      $  1,022,650    $    331,331    $         --    $  1,353,981
     Notes payable, current installments             --         765,551        (750,000)         15,551
     Capital lease, current installments             --           2,017                           2,017
     Deferred revenue                         5,533,311         293,619                       5,826,930
     Other accrued expenses                   1,269,506          55,144                       1,324,650
                                           ------------    ------------    ------------    ------------
         Total current liabilities            7,825,467       1,447,662        (750,000)      8,523,129

     Notes payable, excluding current
       installments                                  --          24,262                          24,262
     Capital lease, excluding current
       installments                                  --           3,540                           3,540
     Deferred revenue, excluding current
       portion                                       --         452,174                         452,174
                                           ------------    ------------    ------------    ------------
         Total liabilities                    7,825,467       1,927,638        (750,000)      9,003,105
                                           ------------    ------------    ------------    ------------

Stockholders' equity:
     Preferred stock                                 --              --                              --
     Common stock                               169,796       3,696,854      (3,634,117)        232,533

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999

     Additional paid-in capital              49,150,402              --       3,634,117      52,784,519
     Deferred compensation                      (78,375)             --                         (78,375)
     Accumulated deficit                    (41,896,672)     (1,965,688)                    (43,862,360)
     Accumulated other comprehensive
       income (loss)                                 --           1,015                           1,015
                                           ------------    ------------    ------------    ------------
         Total stockholders' equity           7,345,151       1,732,181              --       9,077,332

                                           ------------    ------------    ------------    ------------
                                           $ 15,170,618    $  3,659,819    $   (750,000)   $ 18,080,437
                                           ============    ============    ============    ============

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999


                     VISIONICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                                          DBI (as
                                                         previously
                                                         reported)        Visionics         Combined
                                                        ------------     ------------     ------------
Revenue:
     Identification systems                             $  4,802,486     $         --     $  4,802,486
     Maintenance                                           1,718,417               --        1,718,417
     License                                                      --          381,333          381,333
     Services                                                     --          296,501          296,501
                                                        ------------     ------------     ------------
         Total revenue                                     6,520,903          677,834        7,198,737
                                                        ------------     ------------     ------------

Cost of revenue:
     Identification systems                                3,139,879               --        3,139,879
     Maintenance                                           1,352,046               --        1,352,046
     License                                                      --           64,740           64,740
     Services                                                     --          247,743          247,743
                                                        ------------     ------------     ------------
         Total cost of revenue                             4,491,925          312,483        4,804,408
                                                        ------------     ------------     ------------
     Gross margin                                          2,028,978          365,351        2,394,329
                                                        ------------     ------------     ------------

Selling, general and administrative expenses:
     Sales and marketing                                     802,046          334,652        1,136,698
     Engineering and development                             812,982          331,929        1,144,911
     General and administrative                              657,052          290,986          948,038
     Non-recurring charges                                   599,403          106,608          706,011
                                                        ------------     ------------     ------------
         Total expenses                                    2,871,483        1,064,175        3,935,658
                                                        ------------     ------------     ------------

Loss from operations                                        (842,505)        (698,824)      (1,541,329)
Other income (expense), net                                   55,600           16,341           71,941
                                                        ------------     ------------     ------------

Income (loss) before income taxes                           (786,905)        (682,483)      (1,469,388)
Income tax benefit                                                --               --               --
                                                        ------------     ------------     ------------

Income (loss) before accounting change                      (786,905)        (682,483)      (1,469,388)

Cumulative effect of change in accounting principle       (1,435,652)              --       (1,435,652)
                                                        ------------     ------------     ------------

Net income (loss)                                       $ (2,222,557)    $   (682,483)    $ (2,905,040)
                                                        ============     ============     ============

Earnings (loss) per common share
--------------------------------
Income (loss) before accounting change                  $      (0.05)    $      (0.11)    $      (0.07)
Cumulative effect of change in accounting principle            (0.08)              --            (0.06)
                                                        ------------     ------------     ------------
Net income (loss) per common share                      $      (0.13)    $      (0.11)    $      (0.13)
                                                        ============     ============     ============

Earnings (loss) per common share - assuming dilution
----------------------------------------------------
Income (loss) before accounting change                  $      (0.05)    $      (0.11)    $      (0.07)
Cumulative effect of change in accounting principle            (0.08)              --            (0.06)
                                                        ------------     ------------     ------------
Net income (loss) per common share                      $      (0.13)    $      (0.11)    $      (0.13)
                                                        ============     ============     ============

Weighted average common shares outstanding                16,889,626        6,273,348       23,162,974
                                                        ============     ============     ============

Weighted average common shares outstanding -
  assuming dilution                                       16,889,626        6,273,348       23,162,974
                                                        ============     ============     ============

                     Visionics Corporation and Subsidiaries
                       (formerly Digital Biometrics, Inc.)
                   Notes to Consolidated Financial Statements
                           December 31, 2000 and 1999


                     VISIONICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                            DBI (as
                                                          previously
                                                           reported)      Visionics         Combined
                                                         ------------    ------------     ------------
Revenue:
     Identification systems                              $  5,773,261    $         --     $  5,773,261
     Maintenance                                            1,068,722              --        1,068,722
     License                                                       --         199,243          199,243
     Services                                                      --         288,030          288,030
                                                         ------------    ------------     ------------
         Total revenue                                      6,841,983         487,273        7,329,256
                                                         ------------    ------------     ------------

Cost of revenue:
     Identification systems                                 3,934,251              --        3,934,251
     Maintenance                                              781,143              --          781,143
     License                                                       --          17,055           17,055
     Services                                                      --         156,862          156,862
                                                         ------------    ------------     ------------
         Total cost of revenue                              4,715,394         173,917        4,889,311
                                                         ------------    ------------     ------------
     Gross margin                                           2,126,589         313,356        2,439,945
                                                         ------------    ------------     ------------

Selling, general and administrative expenses:
     Sales and marketing                                      586,029         178,418          764,447
     Engineering and development                              493,454         224,445          717,899
     General and administrative                               639,198         338,763          977,961
                                                         ------------    ------------     ------------
         Total expenses                                     1,718,681         741,626        2,460,307
                                                         ------------    ------------     ------------

Income (loss) from operations                                 407,908        (428,270)         (20,362)
Other income (expense), net                                    38,227          37,774           76,001
                                                         ------------    ------------     ------------

Income (loss) before income taxes                             446,135        (390,496)          55,639
Income tax benefit                                                 --          37,526           37,526
                                                         ------------    ------------     ------------

Net income (loss)                                        $    446,135    $   (352,970)    $     93,165
                                                         ============    ============     ============

Earnings (loss) per common share                         $       0.03    $      (0.06)    $       0.00
                                                         ============    ============     ============

Earnings (loss) per common share - assuming dilution     $       0.03    $      (0.05)    $       0.03
                                                         ============    ============     ============

Weighted average common shares outstanding                 16,133,544       6,226,317       22,359,861
                                                         ============    ============     ============
Weighted average common shares outstanding - assuming
    dilution                                               17,500,465       6,463,867       23,964,332
                                                         ============    ============     ============

                     VISIONICS CORPORATION AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Condensed Combined Financial Information is based on the historical financial statements of DBI and Visionics and has been prepared to illustrate the effect of the merger. The merger is being accounted for as a pooling of interests. Therefore the combined financial information reflects the restatement of DBI's historical consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of Visionics for all periods.

         The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2000 gives effect to the merger and the related transactions as if they had occurred on September 30, 2000, and was prepared based upon the audited consolidated balance sheet of DBI as of September 30, 2000 and the audited balance sheet of Visionics as of September 30, 2000.

         The Unaudited Pro Forma Condensed Combined Statements of Operations for each of the years in the three-year period ended September 30, 2000, give effect to the merger as of October 1, 1997. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal years ended September 30, 2000, 1999 and 1998 was prepared based upon the consolidated statement of operations of DBI for the fiscal years ended September 30, 2000, 1999 and 1998 and the statement of operations of Visionics for the fiscal year ended September 30, 2000 and the fiscal years ended December 31, 1999 and 1998, respectively.

         The Unaudited Pro Forma Condensed Combined Financial Information presented below does not reflect future events that may occur after the merger.

         As a result of these assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Condensed Combined Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the merger in fact occurred on the dates indicated, nor does it purport to predict DBI's future financial condition or results of operations.

                      VISIONICS CORPORATION AND SUBSIDARIES

                       (formerly DIGITAL BIOMETRICS, INC.)
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                               SEPTEMBER 30, 2000

                                                                    HISTORICAL                         PRO FORMA
                                                          -----------------------------     --------------------------------
                                                               DBI          VISIONICS        ADJUSTMENTS           COMBINED
                                                          ------------     ------------     ------------        ------------
ASSETS
     Cash and cash equivalents                            $  1,893,156     $  1,730,418     $         --        $  3,623,574
     Accounts receivable, net                                9,256,468          523,328               --           9,779,796
     Inventory                                               3,900,754               --               --           3,900,754
     Prepaid expenses and other costs                          215,103           53,985               --             269,088
                                                          ------------     ------------     ------------        ------------
         Total current assets                               15,265,481        2,307,731               --          17,573,212

     Property and equipment, net                               935,669          434,897               --           1,370,566
     Capitalized software costs, net                                --          839,430               --             839,430
     Other assets                                               45,149           77,446               --             122,595
                                                          ------------     ------------     ------------        ------------
                                                          $ 16,246,299     $  3,659,504     $         --        $ 19,905,803
                                                          ============     ============     ============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY
     Accounts payable                                     $  1,711,438     $    381,946     $         --        $  2,093,384
     Deferred revenue                                        3,642,246          314,024               --           3,956,270
     Other accrued expenses                                  1,750,088           10,192               --           1,760,280
     Current installments of notes payable                          --           15,071               --              15,071
     Current installments of capital lease obligations              --            2,017                                2,017
                                                          ------------     ------------     ------------        ------------
         Total current liabilities                           7,103,772          723,250               --           7,827,022

     Notes payable, excluding current installments                  --           28,334               --              28,334
     Deferred revenue, excluding current portion                    --          511,976               --             511,976
     Capital lease obligations, less current
         installments                                               --            3,540               --               3,540
                                                          ------------     ------------     ------------        ------------
         Total liabilities                                   7,103,772        1,267,100               --           8,370,872
                                                          ------------     ------------     ------------        ------------

Stockholders' equity:
     Preferred stock                                                --               --               --                  --
     Common stock                                              168,517        3,675,810       (3,675,810)(1)         231,255
                                                                                                  62,697 (1)
     Additional paid-in capital                             48,741,875               --        3,613,113 (1)      52,354,947
                                                                                                 (62,697)(1)
     Deferred compensation                                     (93,750)              --               --             (93,750)
     Accumulated deficit                                   (39,674,115)      (1,283,205)              --         (40,957,320)
     Accumulated other comprehensive loss                           --             (201)                                (201)
                                                          ------------     ------------     ------------        ------------
         Total stockholders' equity                          9,142,527        2,392,404               --          11,534,931

                                                          ------------     ------------     ------------        ------------
                                                          $ 16,246,299     $  3,659,504     $         --        $ 19,905,803
                                                          ============     ============     ============        ============

                      VISIONICS CORPORATION AND SUBSIDARIES

                       (formerly DIGITAL BIOMETRICS, INC.)
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 2000

                                                              HISTORICAL                         PRO FORMA
                                                   -----------------------------     --------------------------------
                                                        DBI          VISIONICS        ADJUSTMENTS          COMBINED
                                                   ------------     ------------     ------------        ------------
REVENUE                                            $ 22,940,468     $  2,634,592     $         --        $ 25,575,060
COST OF REVENUE                                      14,819,385          658,303               --          15,477,688
                                                   ------------     ------------     ------------        ------------
         GROSS MARGIN                                 8,121,083        1,976,289               --          10,097,372

OPERATING EXPENSES
     Selling, general and development                 7,676,266        3,381,968               --          11,058,234
     Non-recurring charges                              221,473           78,689         (300,162)(2)              --
                                                   ------------     ------------     ------------        ------------
         Total operating expenses                     7,897,739        3,460,657         (300,162)         11,058,234
                                                   ------------     ------------     ------------        ------------

INCOME (LOSS) FROM OPERATIONS                           223,344       (1,484,368)         300,162            (960,862)

OTHER INCOME, NET                                       214,884          140,734               --             355,618
                                                   ------------     ------------     ------------        ------------

INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT OF)
     INCOME TAXES                                       438,228       (1,343,634)         300,162            (605,244)

PROVISION FOR (BENEFIT OF) INCOME TAXES                      --          (37,538)              --             (37,538)
                                                   ------------     ------------     ------------        ------------

NET INCOME (LOSS)                                  $    438,228     $ (1,306,096)    $    300,162        $   (567,706)
                                                   ============     ============     ============        ============

NET INCOME (LOSS) PER COMMON SHARE                 $       0.03     $      (0.11)    $       0.06        $      (0.02)
                                                   ============     ============     ============        ============

NET INCOME (LOSS) PER COMMON SHARE - ASSUMING
     DILUTION                                      $       0.02     $      (0.11)    $       0.07        $      (0.02)
                                                   ============     ============     ============        ============

Weighted average common shares outstanding           16,595,051       12,050,840       (5,805,781)         22,840,110
                                                   ============     ============     ============        ============

Weighted average common shares outstanding -
     assuming dilution                               18,074,983       12,050,840       (7,285,713)         22,840,110
                                                   ============     ============     ============        ============


    See notes to unaudited pro forma condensedcombined financial statements.

                      VISIONICS CORPORATION AND SUBSIDARIES

                       (formerly DIGITAL BIOMETRICS, INC.)
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                  HISTORICAL                               PRO FORMA
                                                   --------------------------------------      -----------------------------------
                                                        Year Ended         Year Ended
                                                   September 30, 1999   December 31,1999
                                                           DBI              VISIONICS            ADJUSTMENTS           COMBINED
                                                   ------------------   ----------------       --------------       --------------
REVENUE                                              $   22,199,250       $    2,623,314       $           --       $   24,822,564
COST OF REVENUE                                          14,954,356              301,207                   --           15,255,563
                                                     --------------       --------------       --------------       --------------
         GROSS MARGIN                                     7,244,894            2,322,107                   --            9,567,001

OPERATING EXPENSES
     Selling, general and development                     6,862,353            2,645,002                   --            9,507,355
                                                     --------------       --------------       --------------       --------------
         Total operating expenses                         6,862,353            2,645,002                   --            9,507,355
                                                     --------------       --------------       --------------       --------------

INCOME (LOSS) FROM OPERATIONS                               382,541             (322,895)                  --               59,646

OTHER INCOME (EXPENSE)                                     (283,653)             152,804                   --             (130,849)
                                                     --------------       --------------       --------------       --------------

INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT OF)
     INCOME TAXES                                            98,888             (170,091)                  --              (71,203)

PROVISION FOR (BENEFIT OF) INCOME TAXES                          --               56,974                                    56,974
                                                     --------------       --------------       --------------       --------------

NET INCOME (LOSS)                                    $       98,888       $     (227,065)      $           --       $     (128,777)
                                                     ==============       ==============       ==============       ==============

NET INCOME (LOSS) PER COMMON SHARE                   $         0.01       $        (0.02)      $           --       $        (0.01)
                                                     ==============       ==============       ==============       ==============

NET INCOME (LOSS) PER COMMON SHARE - ASSUMING
     DILUTION                                        $         0.01       $        (0.02)      $           --       $        (0.01)
                                                     ==============       ==============       ==============       ==============

Weighted average common shares outstanding               14,781,936           12,007,630           (5,786,879)          21,002,687
                                                     ==============       ==============       ==============       ==============

Weighted average common shares outstanding -
     assuming dilution                                   15,081,973           12,007,630           (6,086,916)          21,002,687
                                                     ==============       ==============       ==============       ==============

    See notes to unaudited pro forma condensed combined financial statements.

                      VISIONICS CORPORATION AND SUBSIDARIES
                       (formerly DIGITAL BIOMETRICS, INC.)
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                  HISTORICAL                              PRO FORMA
                                                   ---------------------------------------    -----------------------------------
                                                       Year Ended          Year Ended
                                                   September 30, 1998   December 31, 1998
                                                          DBI               VISIONICS           ADJUSTMENTS            RESULTS
                                                   ------------------   -----------------     --------------       --------------
REVENUE                                              $   11,322,691       $    1,891,745       $           --       $   13,214,436
COST OF REVENUE                                           8,516,958              463,095                   --            8,980,053
                                                     --------------       --------------       --------------       --------------
         GROSS MARGIN                                     2,805,733            1,428,650                   --            4,234,383

OPERATING EXPENSES
     Selling, general and development                     7,081,579            2,020,742                   --            9,102,321
                                                     --------------       --------------       --------------       --------------
         Total operating expenses                         7,081,579            2,020,742                   --            9,102,321
                                                     --------------       --------------       --------------       --------------

INCOME (LOSS) FROM OPERATIONS                            (4,275,846)            (592,092)                  --           (4,867,938)

OTHER INCOME (EXPENSE)                                     (612,586)             (71,791)                  --             (684,377)
                                                     --------------       --------------       --------------       --------------

INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT OF)
     INCOME TAXES                                        (4,888,432)            (663,883)                  --           (5,552,315)

PROVISION FOR (BENEFIT OF) INCOME TAXES                          --             (123,000)                  --             (123,000)
                                                     --------------       --------------       --------------       --------------

NET INCOME (LOSS)                                    $   (4,888,432)      $     (540,883)                  --       $   (5,429,315)
                                                     ==============       ==============       ==============       ==============

NET INCOME (LOSS) PER COMMON SHARE                   $        (0.38)      $        (0.05)      $         0.14       $        (0.29)
                                                     ==============       ==============       ==============       ==============

NET INCOME (LOSS) PER COMMON SHARE - ASSUMING
     DILUTION                                        $        (0.38)      $        (0.05)      $         0.14       $        (0.29)
                                                     ==============       ==============       ==============       ==============

Weighted average common shares outstanding               12,748,140           11,841,096           (5,965,973)          18,623,263
                                                     ==============       ==============       ==============       ==============

Weighted average common shares outstanding -
     assuming dilution                                   12,748,140           11,841,096           (5,965,973)          18,623,263
                                                     ==============       ==============       ==============       ==============

    See notes to unaudited pro forma condensed combined financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

         The adjustments to arrive at the unaudited pro forma condensed combined financial information are as follows:

(1) The issuance or reservation for issuance of 7,162,010 shares of DBI common stock with an aggregate par value of $71,620 and the elimination of Visionics common stock due to the conversion of each outstanding share of Visionics common stock into 0.52 of a share of DBI common stock. The 7,162,010 shares includes 888,238 shares of DBI common stock reserved for the assumption of outstanding Visionics stock options. The pro forma condensed combined financial information reflects 6,273,772 shares of DBI common stock with a par value of $62,738 issued for the elimination of Visionics common stock outstanding as of September 30, 2000. The number of shares of DBI common stock issued in connection with the merger was based upon the number of Visionics shares and options outstanding immediately prior to the effective time of the merger, together with the amount of the 20-day average closing price of DBI's common stock preceding the merger.

(2) Total direct transaction costs, consisting of amounts due to investment bankers, financial advisor, legal, accounting and printing fees, are estimated at $2,300,000. The pro forma combined financial information excludes the effects of the direct transaction costs incurred during the third and fourth quarters of fiscal 2000 of $300,162. The remaining transaction costs are expected to be incurred during the first half of fiscal 2001 and are charged to operations in the period during which they occur.

       SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       VISIONICS CORPORATION
                                       ---------------------
                                           (Registrant)




April 27, 2001                         /s/ Robert F. Gallagher
                                       -----------------------------------
                                           Robert F. Gallagher
                                           Chief Financial Officer